Exhibit 10.1

                       ADVERTISING/WEB EXPOSURE AGREEMENT

                                     BETWEEN

                    ZYON TECHNOLOGY (www.zyontechnology.com)

                                       AND

                     VERVE VENTURES INC (www.vervejunk.com)

This Advertising Agreement ("Agreement") is effective as of February 1, 2011 (the "Effective Date"), and is by and between VERVE VENTURES INC., a Nevada corporation ("Verve") and ZYON TECHNOLOGY., a United Kingdom corporation ("Zyon").

A. PURPOSE. ZYON TECHNOLOGY provides Companies with web based Advertising. Verve Ventures Inc is a waste management company that offers junk removal services with environmental benefits. ZYON TECHNOLOGY will also use Search Engine Optimization (SEO) and other web-based marketing to help increase the visibility of the Verve website: www.vervejunk.com.

B. SERVICE AGREEMENT. ZYON TECHNOLOGY shall deliver a total of 12 months of advertisement/SEO services.

C. DATA AND MATERIAL. ZYON TECHNOLOGY shall provide to Verve a list of the URL's with the most visits by Subscribers occurred during each calendar month during the Term. Such list shall be provided in CD-ROM format within seven (10) days after the end of the applicable month. Additionally, ZYON TECHNOLOGY shall provide to Verve the Subscriber tracking data (which shall not include Subscriber usernames, email addresses or any personally identifiable information) collected by ZYON TECHNOLOGY for the twenty-four (24) hour periods as follows: the first period to be on or about seven days after the Effective Date, and subsequent periods on or about the seventh day of each month during the Term. Such data shall be unformatted and provided electronically or on other media to be mutually agreed upon by the parties. All information provided under this Section shall be considered ZYON TECHNOLOGY Confidential Information, provided, that Verve shall have the right to use such data for Verve's internal business purposes.

D. PAYMENT. In consideration of the advertisement, impressions and data provided hereunder, Verve shall pay ZYON TECHNOLOGY a total of $1,000.00 USD (One thousand, dollars). This payment will transpire and be owed to ZYON TECHNOLOGY every 60 days beginning on the day Verve supplies corporate data and material for ZYON TECHNOLOGY.

E. TERM. The term of this Agreement (the "Term") will begin on the Effective Date and will continue until January, 1 2012 or such earlier date on which ZYON TECHNOLOGY has delivered the Impressions hereunder and has provided Verve with the applicable data set forth in this agreement.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by
Their duly authorized representatives.

VERVE VENTURES INC.                        ZYON TECHNOLOGY


By: /s/ C. Clitheroe                       By: /s/ R. O'Flynn
   ---------------------------------           ---------------------------------
Name:  Christopher Clitheroe               Name:  Roy O'Flynn
Title: Director                            Title: Director
Date:  1/1/2011                            Date: 1/1/2011





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TERMS AND CONDITIONS

1. PAYMENT. ZYON TECHNOLOGY shall provide to Verve on a monthly basis within fifteen (15) days following the last day of the month a report indicating the number of Impressions delivered during such month and the applicable amounts due. Verve shall make the applicable payment within thirty (30) days after receipt of such report. All payments shall be made in U.S. dollars. Verve shall pay, and indemnify and hold ZYON TECHNOLOGY harmless against, all sales, use, excise, value-added or similar tax, fee or duty not based on ZYON TECHNOLOGY's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, levied on any of the activities conducted or payments made by Verve hereunder.

2. LICENSE OF VERVE MATERIALS. Verve hereby grants to ZYON TECHNOLOGY a non-exclusive, on-transferable, royalty-free license to use, reproduce, display, transmit, and redistribute Verve's and Verve's companies' advertising creative and related materials ("Verve Materials") during the Term solely in furtherance of ZYON TECHNOLOGY performance under this Agreement. The foregoing license shall terminate automatically upon the expiration of the Term or other termination of this Agreement.